UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2022

Zanite Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39704	85-2549808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25101 Chagrin Boulevard, Suite 350

Cleveland, Ohio 44122

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (216) 292-0200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	ZNTEU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ZNTE	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	ZNTEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2022, Zanite Acquisition Corp., a Delaware corporation (“Zanite” or the “Company”, which will be renamed “Eve Holding, Inc.” upon consummation of the business combination (as defined below)), held a special meeting in lieu of the 2022 annual meeting of its stockholders (the “Special Meeting”) in connection with its proposed business combination. As of the close of business on April 11, 2022, the record date for the Special Meeting, there were 23,000,000 shares of Class A common stock of Zanite, par value $0.0001 per share (“Class A common stock”), and 5,750,000 shares of Class B common stock of Zanite, par value $0.0001 per share (“Class B common stock”, and, together with the Class A common stock, the “common stock”) outstanding. At the Special Meeting, a total of 15,537,117 (or 67.55%) of the Company’s issued and outstanding shares of Class A common stock and a total of 5,750,000 (or 100%) of the Company’s issued and outstanding shares of Class B common stock, in each case, held of record as of April 11, 2022, were present either in person or by proxy, which collectively constituted a quorum for the transaction of business.

The Company’s stockholders voted on the following proposals at the Special Meeting, each of which was approved. Detailed descriptions of each proposal are included in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 13, 2022, and mailed to the Company’s stockholders on or about the same date (as supplemented by that certain supplement to the definitive proxy statement, dated as of April 28, 2022, the “Proxy Statement”).The final vote tabulation for each proposal is set forth below.

1.

The Business Combination Proposal - A proposal to adopt the Business Combination Agreement, dated as of December 21, 2021 (the “Business Combination Agreement”), by and among the Company, Embraer S.A., a Brazilian corporation (sociedade anônima) (“Embraer”), EVE UAM, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Embraer (“Eve”), and Embraer Aircraft Holding, Inc., a Delaware corporation and a subsidiary of Embraer (“EAH”), and approve the transactions contemplated by the Business Combination Agreement (the “business combination”), which provides that, among other things, EAH, as the sole beneficial and record holder of all of the issued and outstanding equity interests of Eve as of immediately prior to the closing of the business combination (the “Closing”), will contribute and transfer to Zanite, and Zanite will receive from EAH, all of the issued and outstanding equity interests of Eve, as consideration and in exchange for the issuance and transfer by Zanite to EAH of 220,000,000 shares of common stock of Zanite at the Closing:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,737,816	1,546,665	2,636	N/A

2.

Charter Amendment Proposals - A proposal to amend and restate, and further amend, the Company’s certificate of incorporation, dated November 16, 2020 (the “Current Charter”), as follows (such amended and restated and further amended certificate of incorporation referred to herein as the “Proposed Charter”):

(A)

Charter Amendment Proposal A - A proposal to approve and adopt the Proposed Charter (other than the proposals addressed in Charter Amendment Proposal B), which, if approved, would amend and restate the Current Charter, and which, if approved, would take effect upon the Closing:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,706,504	1,546,770	33,843	N/A

(B)

Charter Amendment Proposal B - A proposal to approve and adopt a proposed amendment to the Proposed Charter to (i) increase the number of authorized shares of Class A common stock from 100,000,000 to 1,000,000,000, which will become shares of common stock, par value of $0.001 per share, of the combined company upon the Closing, and the total number of authorized shares of common stock from 111,000,000 to 1,000,000,000 and (ii) provide that the number of authorized shares of any class of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (the “DGCL”), which, if approved, will both be in effect upon the Closing:

Vote of Class A common stock and Class B common stock, voting as a single class:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,696,545	1,585,924	4,648	N/A

Vote of Class A common stock as a class:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,946,545	1,585,924	4,648	N/A

3.

Proposal No. 3 - The Advisory Charter Proposals - A proposal to approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which were presented separately in accordance with the SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as six sub-proposals:

(A)

Proposal No. 3(A) - A proposal to increase the total number of authorized shares of stock to 1,100,000,000 shares, consisting of (i) 1,000,000,000 shares of common stock and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,428,830	2,352,499	505,788	N/A

(B)

Proposal No. 3(B) - A proposal to provide that the number of authorized shares of any class of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,227,078	1,554,138	505,901	N/A

(C)

Proposal No. 3(C) - A proposal to require the affirmative vote of the holders of at least two-thirds of the total voting power of all the then outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class to (1) make amendments to certain provisions of the Proposed Charter (Article THIRTEENTH (A)) and (2) amend the proposed bylaws (as defined in the Proxy Statement) (Article SIXTH (F)):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,231,704	1,550,368	505,045	N/A

(D)

Proposal No. 3(D) - A proposal to provide that any action required or permitted to be taken by the stockholders of the Company may be taken by written consent until the time the issued and outstanding shares of common stock owned by Embraer Entities (as defined in the Proxy Statement) represent less than 50% of the voting power of the then outstanding shares of capital stock of the Company:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,231,383	1,550,992	504,742	N/A

(E)	Proposal No. 3(E) - A proposal to elect not to be governed by Section 203 of the DGCL relating to business combinations with interested stockholders:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,201,275	1,550,721	535,121	N/A

(F)

Proposal No. 3(F) - A proposal to provide for certain additional changes, including, among other things, (i) changing the post-business combination company’s corporate name from “Zanite Acquisition Corp.” to “Eve Holding, Inc.”, (ii) making the Company’s corporate existence perpetual and (iii) removing certain provisions related to the Company’s status as a blank check company that will no longer apply upon consummation of the business combination, all of which the Company’s board of directors believes are necessary to adequately address the needs of the post-business combination Company:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,236,316	1,547,258	503,543	N/A

4.

The Stock Issuance Proposal - A proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), (x) the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination, consisting of the issuance of (i) shares of common stock to EAH pursuant to the terms of the Business Combination Agreement and (ii) shares of common stock to the PIPE Investors (as defined in the Proxy Statement) in connection with the PIPE Investment (as defined in the Proxy Statement), plus any additional shares of common stock or securities convertible into shares of common stock pursuant to Subscription Agreements (as defined in the Proxy Statement) or similar arrangements that the Company may enter into prior to the Closing, and (y) the issuance of shares of common stock to EAH in connection with the business combination and the PIPE Investment that would result in EAH owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under Nasdaq rules:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,702,317	1,549,415	35,385	N/A

5.	The Incentive Plan Proposal - A proposal to approve and adopt the Eve Holding, Inc. 2022 Stock Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,433,074	2,847,462	6,581	N/A

6.

The Director Election Proposal - A proposal to elect seven directors to serve staggered terms on our board of directors until the 2023, 2024 and 2025 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal:

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Sergio Pedreiro (Class I – Term ending in 2023)	19,736,383	1,550,734	N/A
José Manuel Entrecanales (Class I – Term ending in 2023)	19,564,058	1,723,059	N/A
Marion Clifton Blakey (Class II – Term ending in 2024)	19,736,510	1,550,607	N/A

Paul Eremenko (Class II – Term ending in 2024)	19,736,260	1,550,857	N/A
Luis Carlos Affonso (Class III – Term ending in 2025)	19,736,177	1,550,940	N/A
Michael Amalfitano (Class III – Term ending in 2025)	19,736,274	1,550,843	N/A
Kenneth C. Ricci (Class III – Term ending in 2025)	19,736,474	1,550,643	N/A

The proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies was deemed not necessary and not acted upon at the Special Meeting.

A total of 21,087,868 shares of Class A common stock were presented for redemption in connection with the Special Meeting. As a result, there will be approximately $19.70 million remaining in the trust account following redemptions.

Based on the results of the Special Meeting, and subject to the satisfaction or waiver of certain other closing conditions as described in the Proxy Statement, the business combination is expected to be consummated on May 9, 2022. Following the Closing, the common stock and warrants of Eve Holding, Inc. are expected to begin trading on the New York Stock Exchange under the symbols “EVEX” and “EVEXW,” respectively, on May 10, 2022.

Item 8.01	Other Events.

Attached as Exhibit 99.1 is a press release, dated as of May 6, 2022, issued by Eve, announcing the conclusion of a series of experimental flights in Rio de Janeiro, Brazil, focused on evaluating new autonomous system technologies in real flight conditions. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 6, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANITE ACQUISITION CORP.

Dated: May 6, 2022	By:	/s/ Steven H. Rosen
	Name:	Steven H. Rosen
	Title:	Co-Chief Executive Officer